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As filed with the Securities and Exchange Commission on May 31, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CompuCredit Corporation
(Exact name of issuer as specified in its charter)

Georgia	58-2336689
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
245 Perimeter Center Parkway, Suite 600 Atlanta, Georgia	30346
(Address of principal executive offices)	(Zip Code)

CompuCredit Corporation
2000 Stock Option Plan
(Full title of the plan)

David G. Hanna
Chief Executive Officer
245 Perimeter Center Parkway, Suite 600
Atlanta, Georgia 30346
(770) 206-6200
(Name, address and telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

Andrea M. Farley, Esq.
Troutman Sanders LLP
600 Peachtree Street, N.E., Suite 5200
Atlanta, Georgia 30308-2216
(404) 885-3000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Shares of common stock, no par value (the "Common Stock"), issuable pursuant to the CompuCredit Corporation 2000 Stock Option Plan	1,200,000 shares	$12.39	$14,868,000	$3,717

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the employee benefit plan described herein.

(2)
Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock on May 30, 2001 as reported on the Nasdaq National Market.

Part I—Information Required in the Section 10(a) Prospectus

Item 1.  Plan Information.†

Item 2.  Registrant Information and Plan Annual Information.†

†
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

Part II—Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

    CompuCredit Corporation (the "Company" or the "Registrant") hereby incorporates by reference in this Registration Statement the following documents:

  (a)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission (the "Commission") March 30, 2001; and

  (b)
  The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, as filed with the Commission May 15, 2001; and

  (c)
  The description of the Common Stock included in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Exchange Act on April 12, 1999 (SEC File No. 0-25751), including any amendment or report filed for the purpose of updating such description.

    All documents filed subsequent to the date of this registration statement by the undersigned Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment hereto which indicates that all shares of Common Stock offered hereby have been sold or which deregisters any shares of such Common Stock then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interests of Named Experts and Counsel.

    Not Applicable.

Item 6.  Indemnification of Directors and Officers.

    The Georgia Business Corporation Code (the "GBCC") permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provisions shall eliminate or limit the liability of a director: (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for unlawful corporate distributions; or (iv) for any transaction from which the director received an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under the GBCC (and not for violation of other laws, such as the federal securities laws).

    The GBCC further provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as it may indemnify a director.

    The Amended and Restated Articles of Incorporation, as amended, exonerate the directors of the Company from monetary liability to the extent permitted by this statutory provision. The Company's Amended and Restated Articles of Incorporation, as amended, and its Second Amended and Restated Bylaws also provide that the Company shall indemnify any director, and may indemnify any officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Company), by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company (and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person's conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the GBCC.

    In addition, the Second Amended and Restated Bylaws provide that the Company will advance to its directors, and may advance to its officers, reasonable expenses of any such proceeding; provided that, such person furnishes the Company with (i) a written affirmation of such person's good faith belief that such person has met the applicable standard of conduct and (ii) a written undertaking to repay any advances if it is ultimately determined that such person is not entitled to indemnification.

    Notwithstanding any provision of the Company's Amended and Restated Articles of Incorporation, as amended, and its Second Amended and Restated Bylaws to the contrary, the GBCC provides that the Company shall not indemnify a director or officer for any liability incurred in a proceeding in which the director or officer is adjudged liable to the Company or is subjected to injunctive relief in favor of the Company: (i) for any appropriation, in violation of his duties, of any business opportunity of the Company; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for unlawful corporate distributions; and (iv) for any transaction from which the director or officer received an improper personal benefit.

    The Company also maintains a directors' and officers' liability insurance policy which insures its directors and officers against such liabilities as are customarily covered by such policies.

Item 7.  Exemption from Registration Claimed.

    Not applicable.

Item 8.  Exhibits.

    The following exhibits are filed as part of this Registration Statement:

Exhibit Number
4.1		Amended and Restated Articles of Incorporation of CompuCredit Corporation (incorporated by reference to Exhibit 3.1 to CompuCredit's Registration Statement on Form S-1 (File No. 333-62327)), filed with the Commission on August 27, 1998.
4.1	(a)
Amendment to Amended and Restated Articles of Incorporation of CompuCredit Corporation (incorporated by reference to Exhibit 3.1(a) of CompuCredit's Form 10-Q for the quarter ended June 30, 2000), filed with the Commission on August 14, 2000.
4.2
Second Amended and Restated Bylaws of CompuCredit Corporation (incorporated by reference to Exhibit 3.2 to CompuCredit's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed with the Commission on November 14, 2000).
4.3		CompuCredit Corporation's 2000 Stock Option Plan (incorporated by reference to Appendix A to CompuCredit's Definitive Proxy Statement filed with the Commission on March 30, 2001).
5		Opinion of Troutman Sanders LLP.
23.1		Consent of Troutman Sanders LLP (contained in opinion filed in Exhibit 5).
23.2		Consent of Ernst & Young LLP.
24		Powers of Attorney (included in the signature page to the Registration Statement).

Item 9.  Undertakings.

      (a) Rule 415 offerings. The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of any offering.

      (b) Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on May 30, 2001.

COMPUCREDIT CORPORATION (Registrant)
By:	/s/ DAVID G. HANNA Name: David G. Hanna Title: Chief Executive Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David G. Hanna and Ashley L. Johnson, or either of them, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement, as amended, has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID G. HANNA David G. Hanna	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 30, 2001
/s/ ASHLEY L. JOHNSON Ashley L. Johnson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 30, 2001
/s/ RICHARD W. GILBERT Richard W. Gilbert	Chief Operating Officer and Vice Chairman of the Board	May 30, 2001
/s/ FRANK J. HANNA, III Frank J. Hanna, III	Director	May 30, 2001
/s/ RICHARD E. HUDDLESTON Richard E. Huddleston	Director	May 30, 2001

/s/ GAIL COUTCHER-HUGHES Gail Coutcher-Hughes	Director	May 30, 2001
/s/ MACK F. MATTINGLY Mack F. Mattingly	Director	May 30, 2001
/s/ THOMAS G. ROSENCRANTS Thomas G. Rosencrants	Director	May 30, 2001
/s/ RICHARD R. HOUSE, JR. Richard R. House, Jr.	Director	May 30, 2001
/s/ PETER L. BRIGER, JR. Peter L. Briger, Jr.	Director	May 30, 2001

Exhibit Index

Exhibit Number
4.1		Amended and Restated Articles of Incorporation of CompuCredit Corporation (incorporated by reference to Exhibit 3.1 to CompuCredit's Registration Statement on Form S-1 (File No. 333-62327)), filed with the Commission on August 27, 1998.
4.1	(a)
Amendment to Amended and Restated Articles of Incorporation of CompuCredit Corporation (incorporated by reference to Exhibit 3.1(a) of CompuCredit's Form 10-Q for the quarter ended June 30, 2000), filed with the Commission on August 14, 2000.
4.2
Second Amended and Restated Bylaws of CompuCredit Corporation (incorporated by reference to Exhibit 3.2 to CompuCredit's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed with the Commission on November 14, 2000).
4.3		CompuCredit Corporation's 2000 Stock Option Plan (incorporated by reference to Appendix A to CompuCredit's Definitive Proxy Statement filed with the Commission on March 30, 2001).
5		Opinion of Troutman Sanders LLP.
23.1		Consent of Troutman Sanders LLP (contained in opinion filed in Exhibit 5).
23.2		Consent of Ernst & Young LLP.
24		Powers of Attorney (included in the signature page to the Registration Statement).

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Part I—Information Required in the Section 10(a) Prospectus
  Item 1. Plan Information.
  Item 2. Registrant Information and Plan Annual Information.
Part II—Information Required in the Registration Statement
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
Exhibit Index